                         FORM OF INCENTIVE FEE AGREEMENT

     INCENTIVE FEE AGREEMENT (the "Agreement"), dated as of April   , 2007,
between ________ ("Qualifying Underwriter") and Morgan Stanley Investment
Management Inc. ("MSIM").

     WHEREAS, Morgan Stanley Emerging Markets Domestic Debt Fund, Inc.
(including any successor by merger or otherwise, the "Fund") is a non-diversified, closed-end management investment company registered under the
Investment Company Act of 1940, as amended (the "1940 Act"), and its shares of common stock ("common shares") are registered under the Securities Act of 1933, as amended;

     WHEREAS, the Fund and MSIM have entered into an underwriting agreement (the
"Underwriting Agreement"), dated April   , 2007 with Morgan Stanley & Co.
Incorporated and the other underwriters named therein (the "Underwriters");

     WHEREAS, MSIM is the investment adviser of the Fund;

     WHEREAS, Qualifying Underwriter is acting as a co-manager in an offering of the Fund's common shares; and

     WHEREAS, MSIM desires to provide an incentive fee to Qualifying Underwriter for acting as a co-manager in an offering of the Fund's common shares;

     NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1.   In the event that Qualifying Underwriter achieves $    million in sales of
     common shares of the Fund in connection with the offering, MSIM shall pay
     Qualifying Underwriter a fee of    % of the aggregate purchase price of the
     common shares sold in the offering by Qualifying Underwriter (the
     "Incentive Fee"); provided that the total amount of the Incentive Fee shall
     not exceed     % of the total price to the public of the Fund's common
     shares offered by the prospectus dated           , 2007 (the "Prospectus")
     (including all Firm Shares and Additional Shares as such terms are described in the Underwriting Agreement). The sum total of this fee, the fees paid to certain Underwriters in connection with the offering and certain underwriter counsel fees shall not exceed 4.5% of the total price
     (including all Initial Securities and Option Securities as such terms are described in the Underwriting Agreement) to the public of the Fund's common shares offered by the Prospectus. The Incentive Fee shall be paid at the same time as the delivery of the common shares to the underwriters in the offering and shall be made by wire transfer to the order of Qualifying
     Underwriter.

2.   This Agreement shall terminate upon the payment of the entire amount of the
     Incentive Fee, as specified in Section 1 hereof or upon the termination of the Underwriting Agreement without common shares having been delivered and paid for.

3.   This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement
     ("Claim") shall be governed by and construed in accordance with the laws of the State of New York.

4.   No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New
     York or in the United

     States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and MSIM and Qualifying Underwriter consent to the jurisdiction of such courts and personal service with respect thereto. Each of Qualifying
     Underwriter and MSIM waives all right to trial by jury in any proceeding
     (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of MSIM and Qualifying Underwriter agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon MSIM and Qualifying
     Underwriter, as the case may be, and may be enforced in any other courts to the jurisdiction of which MSIM and Qualifying Underwriter, as the case may be, is or may be subject, by suit upon such judgment.

5.   This Agreement may not be assigned by either party without the prior written consent of the other party.

6.   This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Qualifying Underwriter and MSIM.

7.   All notices required or permitted to be sent under this Agreement shall be sent, if to MSIM:

     Morgan Stanley Investment Management Inc.
     1221 Avenue of the Americas
     New York, NY 10020
     Attention: Ronald E. Robsion

     or if to Qualifying Underwriter:

     Qualifying Underwriter
     [Address of Qualifying Underwriter]

     or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

8.   This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this
Incentive Fee Agreement as of the date first above written.

MORGAN STANLEY INVESTMENT              QUALIFYING UNDERWRITER
MANAGEMENT INC.

By:                                    By:
    -------------------------------        ----------------------------------
    Name:                                  Name:
    Title:                                 Title:

                            INDEMNIFICATION AGREEMENT
                            -------------------------

                                                          April   , 2007

Qualifying Underwriter
[Address of Qualifying Underwriter]

Ladies and Gentlemen:

         In connection with the engagement of Qualifying Underwriter
("Qualifying Underwriter") to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the "Company") with the matters
set forth in the Incentive Fee Agreement dated April    , 2007 between the
Company and Qualifying Underwriter (the "Agreement"), in the event that
Qualifying Underwriter becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a
"Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement
(other than those services provided under the Underwriting Agreement), the
Company agrees to indemnify, defend and hold Qualifying Underwriter harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement (other than those services provided under the Underwriting Agreement), except to the extent that it shall be determined by a court of competent jurisdiction that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct of Qualifying Underwriter. In addition, in the event that
Qualifying Underwriter becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the
Agreement or arising out of the matters contemplated by the Agreement (other than those services provided under the Underwriting Agreement), the Company will reimburse Qualifying Underwriter for its reasonable legal and other expenses incurred in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such legal and other expenses resulted from the gross negligence or willful misconduct of
Qualifying Underwriter or Qualifying Underwriter is not otherwise entitled to indemnification hereunder. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates, on the one hand, and Qualifying Underwriter, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the
Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the
Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates, as the case may be, as a result of or in connection with the
Agreement bears to the fees paid to Qualifying Underwriter under the Agreement;
provided, that in no event shall the Company contribute less than the amount necessary to assure that Qualifying Underwriter is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Qualifying Underwriter pursuant to the Agreement. Relative fault

shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Qualifying Underwriter, on the other hand.
The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Qualifying Underwriter is an actual or potential party to such Proceeding, without Qualifying Underwriter' prior written consent. The Company shall not be liable for any settlement of any
Proceeding effected by Qualifying Underwriter without its prior written consent.
For purposes of this Indemnification Agreement, Qualifying Underwriter shall include Qualifying Underwriter, any of its affiliates, each other person, if any, controlling Qualifying Underwriter or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

         The Company agrees that neither Qualifying Underwriter nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either Qualifying
Underwriter' engagement under the Agreement or any matter referred to in the
Agreement, including, without limitation, related services and activities prior to the date of the Agreement (other than those services provided under the
Underwriting Agreement), except to the extent that it shall be determined by a court of competent jurisdiction that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the gross negligence or willful misconduct of Qualifying Underwriter in performing the services that are the subject of the Agreement. Nothing in this Indemnification Agreement shall be read or construed to limit any liability or obligations of any party arising under or in connection with the Underwriting Agreement.

         THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE
OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS
AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW,
NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE
COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN
THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH
COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS,
AND THE COMPANY AND QUALIFYING UNDERWRITER CONSENT TO THE JURISDICTION OF SUCH
COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO
PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING
OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY
AGAINST QUALIFYING UNDERWRITER OR ANY INDEMNIFIED PARTY. EACH OF QUALIFYING
UNDERWRITER AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING
OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN
ANY WAY RELATING TO THIS AGREEMENT. EACH OF QUALIFYING UNDERWRITER AND THE
COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF
OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE
CONCLUSIVE AND BINDING UPON QUALIFYING UNDERWRITER AND THE COMPANY, AS THE CASE
MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH
QUALIFYING UNDERWRITER AND THE COMPANY, AS THE CASE MAY BE, IS OR MAY BE
SUBJECT, BY SUIT UPON SUCH JUDGMENT.

         The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Agreement. This Indemnification
Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                               Very truly yours,

                               MORGAN STANLEY INVESTMENT MANAGEMENT INC.

                               By:
                                   ---------------------------------------
                                   Name:
                                   Title:

Accepted and agreed to as of the date first above written:

QUALIFYING UNDERWRITER

By:
    ---------------------------------
    Name:
    Title: